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                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JANUARY 23, 1998



To The Shareholders:

         PLEASE JOIN US AT the Annual Meeting of Shareholders of Xircom, Inc., a California corporation (the "Company"). The meeting will be held on January 23, 1998 at 10:00 a.m., local time, at the Hyatt Westlake Plaza Hotel, 880 South Westlake Boulevard, Westlake Village, California 91361. The purpose of this meeting is to:

         1. Elect directors to serve for the coming year and until their successors are elected and duly qualified.

         2. Approve amendments to the Company's Stock Option Plan to increase the number of shares of Common Stock reserved for issuance from 6,600,000 shares to 7,500,000 shares, and to amend the maximum individual grant limits under the Plan.

         3. Approve an amendment to the Company's Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance from 400,000 shares to 600,000 shares.

         4. Ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending September 30, 1998.

         5. Transact any other business which may come before the meeting or any adjournment.

         Only shareholders of record at the close of business on November 25, 1997 are entitled to receive notice of and to vote at the Annual Meeting.

         All shareholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. Any shareholder attending the Annual Meeting may vote in person even if he or she previously returned a proxy.

                                           By Order of the Board of Directors


                                           /s/ RANDALL H. HOLLIDAY
                                           ----------------------------------
                                           Randall H. Holliday
                                           Secretary


Thousand Oaks, California
December 12, 1997


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                                  XIRCOM, INC.
                           2300 CORPORATE CENTER DRIVE
                             THOUSAND OAKS, CA 91320

                                 PROXY STATEMENT

         The Board of Directors of Xircom, Inc., a California corporation ("Xircom" or the "Company"), solicits the enclosed Proxy for use at Xircom's Annual Meeting of Shareholders (the "Annual Meeting"). The meeting will be held on Friday, January 23, 1998 at 10:00 a.m., local time, or at any adjournment(s) thereof. The purposes of the Annual Meeting are set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Hyatt Westlake Plaza Hotel, 880 South Westlake Boulevard, Westlake Village, California 91361.

         The Company's principal executive offices are located at 2300 Corporate Center Drive, Thousand Oaks, California 91320, and its telephone number at that location is (805) 376-9300.

         These proxy solicitation materials were mailed or delivered on or about December 15, 1997 to all shareholders entitled to vote at the Annual Meeting.

VOTING AND SOLICITATION

         Shareholders of record as of the close of business on November 25, 1997 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. On November 25, 1997, 22,750,222 shares of Xircom's Common Stock, $ .001 par value (the "Common Stock"), were issued and outstanding. For information regarding holders of more than 5% of the outstanding Common Stock, see "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" below. The closing sale price of Xircom Common Stock as reported on The Nasdaq Stock Market on November 25, 1997 was $10.625 per share.

         Except as noted below under Proposal 1 "ELECTION OF DIRECTORS" under "Required Vote," each share has one vote on all other matters.

         Xircom will pay for this solicitation, including reimbursement of brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and other employees, without additional compensation, personally, by telephone or by telegram. Xircom has retained the services of D.F. King & Co., Inc. to assist in obtaining proxies from brokers and nominees of shareholders for the Annual Meeting. The estimated cost of such services is $4,000, plus out-of-pocket expenses.

REVOCABILITY OF PROXIES

         Any proxy may be revoked by the person giving it at any time before it is voted. You may revoke your proxy by doing one of the following: (i) filing a written notice of revocation, dated later than the proxy, with the Secretary of the Company at or before the time the vote is taken at the Annual Meeting; (ii) executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company at or before the vote is taken at the Annual Meeting; or (iii) attending the Annual Meeting and voting in person (Note: your attendance at the Annual Meeting will not, in and of itself, constitute a revocation of your proxy). Any written notice of revocation, or subsequent proxy, should be delivered to Xircom, Inc., 2300 Corporate Center Drive, Thousand Oaks, CA 91320-1420, Attention: Secretary, or hand delivered to the Secretary of the Company at or before the taking of the vote at the Annual Meeting.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR ANNUAL MEETING
FOR FISCAL YEAR 1998

         Proposals of shareholders which are intended to be presented at the Company's fiscal 1998 Annual Meeting must be received by the Company no later than August 20, 1998 to be included in the proxy statement and form of proxy relating to that meeting.


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                       PROPOSAL 1 - ELECTION OF DIRECTORS

NOMINEES

         The Company currently has seven directors as authorized under the Bylaws of the Company. These directors are to be elected at the Annual Meeting of Shareholders. Unless otherwise instructed, the proxy holders will cast your vote for the seven nominees listed below, all of whom are presently directors of the Company. If any of the nominees listed below are unable or do not want to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who has been designated by the present Board of Directors to fill the vacancy. The Company is not aware of any reason why any of the nominees named below will be unable or will decline to serve as a director. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them according to the cumulative voting rules. This action will be taken to ensure the greatest number of allowable votes are cast to assure the election of as many of these nominees as possible. If this does happen, the proxy holders will determine the specific nominees for whom votes will be cast. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his successor has been elected and duly qualified.

         The names of the seven nominees, including a brief biographical description for each, are set forth below. Please see "SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" below for information on stock ownership of each director, and all current directors and executive officers as a group.

                                                                                                          Director
             Name, Principal Occupation and Directorships                                        Age       Since
             --------------------------------------------                                        ---      --------
Michael F.G. Ashby..............................................................................  48        1996
   Executive Vice President and Chief Financial Officer, Ascend Communications,
   Inc. (a manufacturer of enterprise networking equipment) since November 1997;
   Vice President and Chief Financial Officer, Pacific Telesis
   Enterprises/Pacific Bell (a telecommunications company) from September 1995 to October 1997; President and Chief Executive Officer, Network Systems
   Corporation (a manufacturer of network communications devices) from March
   1995 to August 1995; Chief Operating Officer of Network Systems Corporation
   from January 1993 to March 1995; Chief Financial Officer of Network Systems
   Corporation from September 1992 to January 1993.

Kenneth J. Biba.................................................................................  47        1991
   President, HighGain Technologies, Inc. (a technology consulting firm) since
   November, 1995; Executive Vice President and General Manager, Wireless
   Products Division of Xircom from September 1993 to October 1995; Executive
   Vice President, Business Development of Xircom from January 1993 to September
   1993; Chief Operating Officer of Xircom from November 1991 to January 1993.

Gary J. Bowen...................................................................................  50        1995
   Industry consultant since October, 1996; Executive Vice President, Worldwide
   Field Operations of Bay Networks, Inc. (a manufacturer of enterprise networking equipment) from October 1994 to October, 1996 (pursuant to merger of SynOptics Communications, Inc. and Wellfleet Communications, Incorporated
   in 1994); Senior Vice President, Marketing and Field Operations of Wellfleet
   from January 1990 to October 1994.

Dirk I. Gates...................................................................................  36        1988
   Chairman of the Board of Xircom since January 1995, Chief Executive Officer since October 1991 and President of Xircom since November 1988.

J. Kirk Mathews.................................................................................  55        1988
   Independent industry consultant and investor since January 1995; Chairman of the Board of Xircom from November 1988 to January 1995; Chief Executive
   Officer of Xircom from November 1988 until October 1991.


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
                                                                                                           Director
                 Name, Principal Occupation and Directorships                                     Age       Since
                 --------------------------------------------                                     ---      --------
William J. Schroeder.............................................................................  53        1991
   President, Chief Executive Officer and member of Board of Directors of
   Diamond Multimedia Systems, Inc. (a manufacturer of computer multimedia products) since May 1994; Vice Chairman of the Board of Conner Peripherals,
   Inc. (a disk drive manufacturer) from 1989 to 1994; also President of Archive
   Corporation (a Conner subsidiary) from January 1993 to November 1993 and
   Chief Executive Officer of Arcada Software, Inc. (a Conner subsidiary) from
   November 1993 to May 1994.

Delbert W. Yocam.................................................................................  53        1996
   Chairman and Chief Executive Officer of Borland International, Inc. (a
   provider of software development products and services) since December 1996;
   independent industry consultant from November 1994 to December 1996;
   President, Chief Operating Officer, and member of the Board of Directors of
   Tektronix, Inc. (a manufacturer of electronic equipment) from September 1992 to November 1994; independent consultant from November 1989 to September
   1992. Member of the Board of Directors of Adobe Systems, Inc., Raster
   Graphics, Inc., Hollywood Park/ Boomtown, Inc.

There are no family relationships among any directors or executive officers of the Company.

BOARD MEETINGS AND COMMITTEES

         There were a total of nine (9) Board meetings during the past fiscal year, including five (5) telephonic meetings. The Board has an Audit Committee and a Compensation Committee, but does not have a nominating committee.

         The Audit Committee for fiscal 1997 consisted of Messrs. Ashby, Bowen, Schroeder and Yocam. The Audit Committee's function is to recommend engagement of the Company's independent accountants. Additionally, it is primarily responsible for approving the services performed by the Company's independent auditors, and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls. There were five (5) independent meetings of the Audit Committee during fiscal 1997.

         The Compensation Committee of the Board of Directors for fiscal 1997 consisted of Messrs. Ashby, Bowen, Schroeder and Yocam. The Compensation Committee makes recommendations to the Board of Directors regarding the Company's executive compensation policies and administers the Company's Stock Option Plan. There were four (4) meetings of the Compensation Committee during fiscal 1997.

         During fiscal 1997, no incumbent director attended fewer than 75% of the total number of meetings of the Board of Directors or committees of the Board on which the director served during the director's period of service on the Board. Information regarding compensation of non-employee directors can be found under "Director Compensation" below.

DIRECTOR COMPENSATION

         The Company paid fees to each outside director for his services as an outside director during fiscal 1997, based on the director's respective period of service and meetings attended, as follows: $26,000 each to Messrs. Bowen, Biba and Ashby; $25,000 each to Messrs. Schroeder and Mathews; and $24,000 to Mr. Yocam. Directors are also reimbursed for their reasonable out-of-pocket expenses incurred in connection with attendance at board and committee meetings.

         Under the Company's 1992 Director Stock Option Plan, each outside director is automatically granted an option to purchase a total of 30,000 shares of Common Stock upon first joining the Board. Such options vest cumulatively as to 7,500 shares each year for four years after the date of grant, based on continued service on the Board. No such grants were made during fiscal 1997.


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         In addition, on July 1 of each year, each outside director who has served on the Board for at least six (6) months as of the date of the grant is automatically granted another option to purchase 7,500 shares of common stock. These annual options vest in full four years after the date of the grant and are granted at an exercise price equal to the fair market value as of the date of the grant. Messrs. Ashby, Biba, Bowen, Mathews, Schroeder and Yocam each received such a grant on July 1, 1997 at an exercise price of $11.75 per share.

REQUIRED VOTE

         Each shareholder voting in the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such shareholder's shares are entitled, or may distribute such votes on the same principle among as many candidates as the shareholder chooses, provided that votes cannot be cast for more than the total number of directors to be elected at the meeting. However, no shareholder may cumulate votes for any candidate unless the candidate's name has been placed in nomination prior to the voting and at least one shareholder at the meeting has given notice of the intention to cumulate votes prior to the voting.

         The seven nominees receiving the highest number of Votes Cast will be elected as directors for the coming year. For this purpose, the "Votes Cast" are defined under California law to be the shares of the Company's Common Stock represented and "voting" at the Annual Meeting. Votes that are withheld from any director will be counted for purposes of determining the presence or absence of a quorum, but may not be legally counted as an actual vote cast. While there is nothing in the law which offers any guidance as to the proper treatment of abstentions, the Company believes it is appropriate to count abstentions only for purposes of determining the presence or absence of a quorum required for the transaction of its business. Broker non-votes will also be counted for purposes of determining the presence or absence of a quorum for the transaction of business.

RECOMMENDATION

         MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES LISTED ABOVE.

         PROPOSAL 2 - APPROVAL OF AMENDMENTS TO 1992 STOCK OPTION PLAN

         The Company's 1992 Stock Option Plan (most recently amended and restated January 17, 1997, and referred to as the "1992 Option Plan") currently permits the grant of both incentive stock options and nonstatutory stock options. Options granted under the 1992 Option Plan may be exercised at various times, depending on continued employment or service to the Company. The 1992 Option Plan allows for option terms of up to a ten (10) years, however all options granted to date have had terms of between five (5) and seven (7) years.

PROPOSED AMENDMENTS

         In October 1997, the Board of Directors adopted, subject to shareholder approval, an amendment to the 1992 Option Plan to increase the number of shares reserved for issuance from 6,600,000 shares to 7,500,000 shares. As of November 25, 1997, there were 1,375,475 shares available for future option grants under the 1992 Option Plan, including the 900,000 shares subject to shareholder approval at the Annual Meeting.

         In addition, in October 1997 the Board adopted, subject to shareholder approval, an amendment to the 1992 Option Plan to remove the aggregate plan grant limit. Prior to this amendment, under the 1992 Option Plan no employee could be granted options, stock appreciation rights ("SARs"), and stock purchase rights to purchase (i) more than 250,000 shares in any fiscal year (except that a newly hired employee might receive an additional one-time grant in the year of hire of an additional 250,000 shares (the "Annual Grant Limit")) and (ii) more than 500,000 shares from December 9, 1993 to May 16, 2000 (the "Aggregate Grant Limit"). The amendment would eliminate the Aggregate Grant Limit of 500,000 shares. The 250,000 share Annual Grant Limit (and the one-time new hire exception) will remain. The Annual Grant Limit will exempt the 1992 Option Plan from Section 162(m) of the Code ("Section 162(m)"). Section 162(m) limits the Company's deduction in any one fiscal year for federal income tax purposes to $1,000,000 per person with respect to the Company's Chief Executive Officer and its four other highest paid executive officers who are employed on the last day of the fiscal year, unless the compensation


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

was exempt from the deduction limit. Option grants under the 1992 Option Plan will not be subject to this deduction limitation if the stockholders approve this amendment and the material provisions of the 1992 Option Plan (as described below).

         At the Annual Meeting, the shareholders are being asked to approve these amendments to the 1992 Option Plan.

RECOMMENDATION

         THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSED AMENDMENTS TO THE 1992 OPTION PLAN AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR SUCH AMENDMENTS.

DESCRIPTION OF 1992 STOCK OPTION PLAN

         The Company's 1992 Option Plan, as amended, provides for the grant to employees of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for the grant to employees and consultants of non-statutory options.

         The 1992 Option Plan may be administered by the Board of Directors of the Company or by a committee of the Board, and shall be administered in a manner that complies with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Currently the 1992 Option Plan is administered by the Compensation Committee of the Board. The Compensation Committee determines the terms of options granted, including exercise price, number of shares subject to each option, when it can be exercised, and the form of consideration to be paid once it is exercised. In addition, the Board has appointed a Stock Option Committee of Management, consisting of Messrs. Dirk I. Gates and Steven F. DeGennaro, which is authorized to grant options to employees who are not elected officers, subject to guidelines established by the Board or the Compensation Committee. The administrator of the 1992 Option Plan determines when the options granted vest and when they may be exercised. Options granted to date typically vest over a three or four year period, assuming continued employment, and expire from five to seven years from the date of the grant. Options are not transferable by the option holder, unless the option holder has made a specific gift by will or, in the absence of a will, under the laws of descent and distribution. Each option may be exercised during the lifetime of the option holder only by the option holder.

         The exercise price of incentive stock options granted under the 1992 Option Plan must be at least equal to 100% of the fair market value of the shares of Common Stock on the date of grant. Non-statutory options may be granted at any exercise price. With respect to any participant who owns stock which constitutes more than 10% of the voting power of all classes of the Company's outstanding capital stock, the exercise price of any incentive stock option granted must be equal to at least 110% of the fair market value on the grant date and the maximum term of the option must not exceed five years. The terms of all other options granted under the 1992 Option Plan may not exceed ten years. The option exercise price may be paid in cash, promissory note, shares of the Company's Common Stock, or through a broker-dealer sale and remittance procedure. A broker-dealer sale and remittance procedure allows the option holder to exercise the option and sell the purchased shares on the same day. The sale proceeds are then used to satisfy the option price payable for the purchased shares.

         Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options, SARs and stock purchase rights granted to such persons, after approval of the proposed amendments the 1992 Option Plan will provide that no employee may be granted, in any fiscal year of the Company, options, SARs, and stock purchase rights to purchase more than 250,000 shares of Common Stock. Notwithstanding this limit, however, in connection with such individual's initial employment with the Company, he or she may be granted options, SARs, or stock purchase rights to purchase up to an additional 250,000 shares of Common Stock.

         If the Company merges with or into another company, or sells substantially all of its assets, each option will be assumed or an equivalent option substituted by the successor corporation. In the event that the successor corporation does not assume the option or substitute an equivalent option, the plan administrator is required to


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accelerate the exercise date of all outstanding options, which would enable an immediate exercise by all option holders regardless of their exercise status.

         The 1992 Option Plan also allows the Company to grant Stock Appreciation Rights ("SARs"), stock purchase rights and long-term performance awards. SARs may be granted in connection with or independent of options and entitle the holder to receive an amount, in cash or Common Stock, equal to the difference between the fair market value of the shares at the time of the grant and the fair market value at the time of its exercise. Stock purchase rights allow the holder to purchase stock, subject to a right of the Company to repurchase unvested shares in the event of termination of employment. Shares purchased pursuant to stock purchase rights vest over time, based on continued employment. Long-term performance awards are cash or stock bonus awards which may be earned over a specified period after grant, based upon performance or employment factors. No SARs, stock purchase rights or long-term performance awards have been granted under the 1992 Option Plan.

         Unless terminated sooner, the 1992 Option Plan will terminate in May 2000. The Board has the authority to amend or terminate the 1992 Option Plan, provided, however, that no such action may adversely affect any outstanding option, SAR, long-term performance award or stock purchase right.

         As of September 30, 1997, options to purchase an aggregate of 3,508,405 shares of Common Stock had been exercised, options to purchase 2,420,124 shares at a weighted average exercise price of $12.41 per share were outstanding, and 1,571,471 shares remained available for future option grants under the 1992 Option Plan, including the 900,000 shares subject to shareholder approval at the Annual Meeting.

TAX INFORMATION

         Incentive stock options under the 1992 Option Plan are given favorable federal income tax treatment under the Code. If an option is treated as an incentive stock option, the optionee does not recognize income upon grant or exercise of the option unless the alternative minimum tax rules apply. When an optionee sells the shares (assuming that the sale occurs no sooner than two years after grant of the option and one year after exercise of the option), any gain will be taxed to the optionee as long-term capital gain. If the optionee disposes of the shares prior to the expiration of the above holding periods, the optionee will recognize ordinary income in an amount measured as the difference between the exercise price and the lower of the fair market value of the shares at the exercise date or the sale price of the shares. Any gain recognized on such a premature sale or exchange of the shares in excess of the amount treated as ordinary income will be characterized as capital gain. Any loss on such sale will be treated as a capital loss. Under the Code, the fair market value of the total number of shares of Common Stock (determined on the date of grant of such option) covered by incentive stock options held by an optionee first becoming exercisable in any one calendar year may not exceed $100,000. To the extent this limit is exceeded, such options shall not qualify as incentive stock options and will be taxed as nonstatutory stock options as described below.

         All other options granted under the 1992 Option Plan are nonstatutory options and will not qualify for any special tax benefits to the optionee. Accordingly, an optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon exercise of the option, the optionee will recognize ordinary income for federal income tax purposes in an amount measured as the excess of the then fair market value of the shares over the exercise price. Upon an optionee's resale of such shares, any difference between the sale price and the fair market value of such shares on the date of exercise will be treated as capital gain or loss and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year.

         The ordinary income recognized by an optionee who is an employee at the time of the exercise of a nonstatutory option will be treated as wages for tax purposes and will be subject to tax withholding by the Company out of the current compensation paid to such person, if any. If such current compensation is insufficient to pay the withholding tax, such person will be required to make direct payment to the Company for the tax liability. Any required withholding in connection with the exercise of a nonstatutory stock option may, with the consent of the Board of Directors, be satisfied by an optionee, in whole or in part, by surrendering to the Company shares of Common Stock held by such person. For such purpose, the surrendered shares are valued at their fair market value at the time of surrender.


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         The Company will be entitled to a tax deduction in the amount and at the time that an optionee recognizes ordinary income with respect to the option.

         Different rules for measuring an optionee's ordinary income and the Company's tax deduction may apply if the optionee is subject to Section 16 of the Exchange Act.

         No income will be recognized by a recipient in connection with the grant of an SAR. When the SAR is exercised, the recipient generally will be required to include as taxable ordinary income in the year of exercise an amount equal to the sum of the amount of cash received and the fair market value of any Common Stock received on the exercise. In the case of a recipient who is also an employee, any income recognized on exercise of an SAR will constitute wages for which withholding will be required. The Company will be entitled to a tax deduction in the same amount. If the optionee receives Common Stock upon the exercise of an SAR, any gain or loss on the subsequent sale of such stock will be treated in the same manner as discussed above for nonstatutory stock options.

         Generally, no income will be recognized by a recipient in connection with the grant of a stock purchase right for unvested stock, unless an election under Section 83(b) of the Code is filed with the Internal Revenue Service within 30 days of the date of grant. Otherwise, at the time the restricted stock vests, the recipient generally will recognize compensation income in an amount equal to the difference between the fair market value of the stock at the time of vesting and the amount paid for the stock. Generally, the recipient will be subject to tax consequences similar to those discussed above for nonstatutory stock options. In the case of a recipient who is also an employee, any amount treated as compensation will be subject to tax withholding by the Company. The Company will be entitled to a tax deduction in the amount and at the time the recipient recognizes ordinary income with respect to a stock purchase right.

         THE FOREGOING DOES NOT PURPORT TO BE A COMPLETE SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON HOLDERS OF OPTIONS OR UPON THE COMPANY. IT ALSO DOES NOT REFLECT PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH AN OPTIONEE MAY RESIDE.

PLAN BENEFITS

         The Company cannot now determine the exact number of options to be granted in the future to the executive officers named under "EXECUTIVE OFFICER COMPENSATION--Summary Compensation Table" below, to all current executive officers as a group, or to all employees (including executive officers). See "EXECUTIVE OFFICER COMPENSATION--Stock Option Grants and Exercises" below for the number of stock options granted to the executive officers named in the Summary Compensation Table in the fiscal year ended September 30, 1997. During the fiscal year ended September 30, 1997, options to purchase 535,000 shares of Common Stock of the Company were granted to all current executive officers as a group and options to purchase 1,338,900 shares of Common Stock of the Company were granted to all employees (including executive officers).

REQUIRED VOTE

         The affirmative vote of a majority of the Votes Cast will be required under California law to approve the amendments to the Plan. For this purpose, the "Votes Cast" are defined under California law to be the shares of the Company's Common Stock represented and "voting" at the Annual Meeting. In addition, the affirmative votes must constitute at least a majority of the required quorum, which quorum is a majority of the shares outstanding on the Record Date. Votes that are cast against the proposal will be counted for purposes of determining (i) the presence or absence of a quorum and (ii) the total number of Votes Cast with respect to the proposal. While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions in the counting of votes with respect to a proposal such as the amendments of the Plan, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to the proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal. Broker non votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the proposal.


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      PROPOSAL 3-APPROVAL OF AMENDMENT TO 1994 EMPLOYEE STOCK PURCHASE PLAN

         In October 1997, the Board of Directors adopted, subject to shareholder approval, an amendment to the 1994 Employee Stock Purchase Plan (the "Purchase Plan") to increase the number of shares reserved for issuance under the Purchase Plan from 400,000 to 600,000 shares. As of November 25, 1997, there were 234,534 shares of Common Stock available for issuance under the Purchase Plan, including the 200,000 shares subject to shareholder approval at this Annual Meeting. The Board of Directors believes that the benefits to employees associated with the Purchase Plan will assist the Company in attracting and retaining qualified employees.

         At the Annual Meeting, the shareholders are being asked to approve this amendment to the Purchase Plan.

RECOMMENDATION

         THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSED AMENDMENT TO THE 1994 EMPLOYEE STOCK PURCHASE PLAN AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR SUCH AMENDMENT.

DESCRIPTION OF PURCHASE PLAN

         The essential features of the Purchase Plan are outlined below. Copies of the Purchase Plan are available upon written request to the Company.

         Purpose

         The Purchase Plan is intended to provide Company employees (including executive officers) an opportunity to purchase Company Common Stock through payroll deductions. The Purchase Plan is intended to qualify under Section 423 of the Internal Revenue Code.

         Administration

         Either the Board of Directors or a committee appointed by the Board may administer the Purchase Plan. It is currently administered by the Compensation Committee of the Board of Directors. The Board of Directors or its appointed committee decides all questions of interpretation or application of the Purchase Plan. Such decisions are final, conclusive and binding upon all participants.

         Eligibility

         The Purchase Plan is open to any person who during the applicable offering period is regularly employed by the Company for more than twenty (20) hours per week and five (5) months per calendar year . No person who owns or holds options or rights to acquire, or as a result of participation in the Purchase Plan would own or hold options or rights to acquire, 5% or more of the Company's Common Stock may participate in the Purchase Plan.

         Participation in an Offering

         Each offering of Common Stock under the Purchase Plan ("Offering") is generally for a period of six months ("Offering Period"). The Board may change the timing and duration of the Offering Periods without shareholder approval if such change is announced at least five (5) days prior to the beginning of the first Offering Period to be affected. The Board or its Committee may provide for Offering Periods up to twenty-four (24) months in length, and Offering Periods may be consecutive or overlapping. To-date Offering Periods under the Purchase Plan have been for consecutive six (6) month periods commencing on May 1 and November 1 of each year. To participate in the Purchase Plan, each eligible employee must authorize payroll deductions pursuant to the Purchase Plan. Payroll deductions may not exceed 10% of a participant's compensation. Once an employee becomes a participant in the Purchase Plan, the employee will automatically participate in each successive Offering Period unless the employee withdraws from the Purchase Plan or employment terminates.

         Grant and Exercise of Option

         At the beginning of each Offering Period, each participant is automatically granted an option to purchase shares of the Company's Common Stock. The option may be exercised at the end of an Offering Period to the extent of the payroll deductions accumulated during such Offering Period. The option expires upon termination of employment or, in the event the option is not exercised, at the end of the Offering Period, whichever is earlier. Participants may not purchase shares having a fair market value exceeding $25,000 in any calendar year. The Company may make a pro rata reduction in the number of shares subject to options if the total number of shares which would otherwise be subject to options granted at the beginning of an Offering Period exceeds the number of shares remaining available for issuance under the Purchase Plan. Unless an employee withdraws his or her participation in the Purchase Plan by giving written notice to the Company of his or her election to withdraw all accumulated payroll deductions prior to the end of an Offering Period, the employee's option for the purchase of shares will be exercised automatically at the end of the Offering Period, and the maximum number of full shares subject to option which are purchasable with the accumulated payroll deductions in his or her account will be purchased at the applicable purchase price determined as provided below.

         Purchase Price

         The purchase price per share at which shares are sold to participating employees is 85% of the lower of the fair market value per share of the Common Stock on (i) the first day of the Offering Period or (ii) the last day of the Offering Period. The fair market value of the Common Stock on a given date is determined by reference to the last reported bid price on The Nasdaq Stock Market.

         Payroll Deductions

         The purchase price of the shares acquired is accumulated by payroll deductions over the six (6) month Offering Period. The deductions may not exceed 10% of a participant's aggregate eligible compensation. Eligible compensation includes all wages, salaries and fees for professional services and any other amounts reserved for personal services actually rendered in the course of employment, including commissions, profit sharing and bonuses, but excluding amounts realized from participation in the Company's stock and options program. Payroll deductions for a participant commence on the first payroll following the offering date and continue until participation is terminated. A participant may reduce or increase the rate of payroll deductions at any time during the offering period and may discontinue his or her participation in the Purchase Plan at any time, subject to such limitations as the Board or its committee may establish. Upon the withdrawal of a participant from the Purchase Plan, the Company returns to the participant all funds credited to a participant's payroll deduction account, without interest.

         Termination of Employment

         Termination of a participant's employment for any reason, including retirement or death, or the failure of the participant to remain in the continuous employ of the Company for an excess of twenty (20) hours per week (or five (5) months per year) during the applicable Offering Period, cancels his or her option and his or her participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the Purchase Plan.

         Capital Changes

         In the event any change is made in the Company's capitalization during an Offering Period, such as a stock split or stock dividend, which results in an increase or decrease in the number of shares of Common Stock outstanding without receipt of consideration by the Company, appropriate adjustment shall be made in the purchase price and in the number of shares subject to options under the Purchase Plan.

         Amendment and Termination of the Plan

         The Board of Directors may at any time amend, alter or terminate the Purchase Plan. No amendment may be made to the Purchase Plan without approval of the shareholders of the Company if such amendment would increase the number of shares reserved under the Purchase Plan, change the standards of eligibility for participation in the Purchase Plan or materially increase the benefits accruing to participants in the Purchase Plan. In the event the Purchase Plan is terminated, the Board may elect to terminate all outstanding options either immediately or upon completion of the purchase of shares on the next purchase date, or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates).

         Federal Income Tax Information

         The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or purchase of the shares. Upon disposition of the shares, the participant will generally be subject to tax. If the shares have been held by the participant for more than two years after the date of option grant and more than one year after the purchase date of the shares, the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price of the shares subject to the option, or (b) 15% of the fair market value of the shares on the first day of the Offering Period will be treated as ordinary income, and any further gain upon such disposition will be treated as long-term capital gain. If the shares are disposed of before the expiration of the holding periods described above, the excess of the fair market value of the shares on the exercise date over the option price will be treated as ordinary income, and further gain or loss on such disposition will be capital gain or loss. Different rules may apply with respect to optionees subject to Section 16(b) of the Securities Exchange Act of 1934, as amended. The Company is not entitled to a deduction for amounts taxable to a participant except to the extent of ordinary income taxable to a participant upon disposition of shares prior to the expiration of the holding periods described above.

         THE FOREGOING IS ONLY A SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE PLAN TO PARTICIPANTS AND THE COMPANY. IN ADDITION, THE SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE INCOME TAX LAWS OF ANY STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

PLAN BENEFITS

         The Company cannot now determine the exact number of shares to be issued in the future under the Purchase Plan to the executive officers named under "EXECUTIVE OFFICER COMPENSATION--Summary Compensation Table," to all current executive officers as a group, or to all employees (including executive officers) as a group.

REQUIRED VOTE

         The affirmative vote of a majority of the Votes Cast will be required under California law to approve the amendment to the Plan. For this purpose, the "Votes Cast" are defined under California law to be the shares of the Company's Common Stock represented and "voting" at the Annual Meeting. In addition, the affirmative votes must constitute at least a majority of the required quorum, which quorum is a majority of the shares outstanding on the Record Date. Votes that are cast against the proposal will be counted for purposes of determining
(i) the presence or absence of a quorum and (ii) the total number of Votes Cast with respect to the proposal. While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions in the counting of votes with respect to a proposal such as the adoption of the Plan, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to the proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the proposal.

              PROPOSAL 4 - RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors has appointed Ernst & Young LLP, independent auditors, to audit Xircom's consolidated financial statements for the fiscal year ending September 30, 1998. Such appointment is being presented to the shareholders for ratification at the meeting. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting is required to ratify the Board's selection. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

         Ernst & Young LLP has audited Xircom's consolidated financial statements since the fiscal period ended September 30, 1989. Representatives of Ernst & Young LLP are expected to be present at the meeting, will have the opportunity to make a statement if they so desire, and will be available to answer appropriate questions from shareholders.

RECOMMENDATION

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table shows, as to (i) the Company's Chief Executive Officer, (ii) each of the four other most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers of the Company as of September 30, 1997 and whose salary plus bonus exceeded $100,000, and (iii) additional similar information for two individuals who were no longer executive officers at September 30, 1997 but who otherwise would have been named in the table (collectively the "Named Executive Officers"), information concerning compensation paid for services to the Company in all capacities during the fiscal year ended September 30, 1997, as well as the total compensation paid to each such individual for the Company's previous two fiscal years (if such person was the Chief Executive Officer or an executive officer, as the case may be, during any part of such fiscal year).

                                                                                 Long-term
                                                                               Compensation
                                                     Annual Compensation           Awards
                                                    ---------------------     ----------------     All Other
Name, Age and Principal Position        Year        Salary($)    Bonus($)     Option Shares(1)   Compensation(2)
--------------------------------        ----        ---------    --------     ----------------   ---------------
Dirk I. Gates, 36                       1997        $285,020     $142,144          75,000           $ 1,267
  Chairman, President and               1996        $215,000     $214,731          50,000                --
  Chief Executive Officer               1995        $215,000     $  7,242              --                --

Carl E. Russo, 41(3)                    1997        $261,591     $131,812         250,000           $ 4,750
  Executive Vice President and          1996        $225,000     $175,163          50,000           $84,090
  Chief Operating Officer               1995        $ 96,250     $ 41,250         100,000           $35,605

Marc M. Devis, 37(4)                    1997        $229,203     $212,593         150,000           $40,135
  Sr. Vice President,                   1996        $215,000     $152,144          50,000           $30,520
  Worldwide Sales                       1995        $183,598     $ 40,451          20,000                --

Steven F. DeGennaro, 34                 1997        $153,750     $ 63,705          30,000           $ 2,891
  Vice President, Finance and           1996        $132,324     $ 77,797          20,000                --
  Chief Financial Officer               1995        $111,039     $  7,855          35,000                --

Randall H. Holliday, 48                 1997        $132,000     $ 58,890          30,000           $ 3,318
  Secretary and General Counsel         1996        $119,599     $ 70,691          35,000                --
                                        1995        $109,100     $  7,794          20,000                --

Robert W. Bass, 51(5)                   1997        $172,833     $ 66,525          55,000           $ 2,264
  Sr. Vice President,                   1996        $155,000     $ 92,482          45,000                --
  Worldwide Operations                  1995        $155,000     $ 13,906              --                --

Scott A. Coleman, 38(6)                 1997        $183,475     $ 89,400          50,000           $ 1,595
  Former Senior Vice President          1996        $ 25,269     $  1,895         100,000           $25,000
  Americas Sales and Marketing          1995              --           --              --                --
  (through July 24, 1997)

--------------------------------------------------------------------------------
(1)  The Company has not granted any SARs.

(2) For 1997, amounts include Company contributions to 401(k) Plan. 1996 and 1995 do not include amounts related to the value of group term life insurance provided nor Company matching payments under the Company's 401(k) Plan, which together total less than $1,000 for each executive officer.

(3) Mr. Russo joined the Company in April 1995, and was entitled to a guaranteed performance bonus for the first six months of his employment. Other compensation in 1995 and 1996 include reimbursements for relocation expenses and a hire incentive payment.

(4) Mr. Devis, resident in Belgium, is provided the use of a company-paid car. The value of the personal use of the car is less than $10,000 per year. Other compensation includes amounts payable as special allowances under Belgian law.

(5) Formerly reported as executive officer for Sec. 16(a) purposes. Realignment of responsibilities in 1997 result in exemption from classification as executive officer.

(6) Formerly reported as executive officer for Sec. 16(a) purposes. Realignment of responsibilities in 1997 result in exemption from classification as executive officer. Resigned from Company July 24, 1997. 1996 Other compensation includes hiring bonus.

STOCK OPTION GRANTS AND EXERCISES

         The following tables set forth the stock options granted to the Named Executive Officers under the Company's stock option plans and the options exercised by such officers during the fiscal year ended September 30, 1997.

Stock Option Grants In Fiscal Year 1997

         The Option Grant Table sets forth hypothetical gains for the options at the end of their respective seven (7) year terms, as calculated in accordance with the rules of the Securities and Exchange Commission ("SEC"). Each gain is based on an arbitrarily assumed annualized rate of compound appreciation of the market price of five percent (5%) and ten percent (10%) from the date the option was granted to the end of the option term, less the exercise price. Actual gains, if any, on option exercises are dependent on the future performance of the Company's Common Stock and overall market conditions.

                                Individual Grants
                                -----------------

                                                                                           Potential Realizable Value
                                                                                           at Assumed Annual Rates of
                                             Percent of Total                              Stock Price Appreciation for
                                             Options Granted    Exercise or                       Option Term
                          Option Shares      to Employees in    Base Price   Expiration    ----------------------------
Name                      Granted (#)(1)      Fiscal Year       ($/share)       Date          5%($)           10%($)
----                     --------------     ---------------    -----------  ----------    -----------    -------------
Dirk I. Gates                 75,000              5.42%          $10.0625     04/18/04     $  307,234      $  715,985

Carl E. Russo                200,000             14.44%          $20.2500     01/13/04     $1,648,757      $3,842,304
                              50,000              3.61%          $10.0625     04/18/04     $  204,822      $  477,323

Marc M. Devis                 50,000              3.61%          $10.0625     04/18/04     $  204,822      $  477,323
                             100,000              7.21%          $12.4375     07/28/04     $  506,331      $1,179,967

Steven F. DeGennaro           10,000              0.72%          $20.2500     01/13/04     $   82,438      $  192,115
                              20,000              1.45%          $10.0625     04/18/04     $   81,929      $  190,929

Randall H. Holliday           10,000              0.72%          $20.2500     01/13/04     $   82,438      $  192,115
                              20,000              1.45%          $10.0625     04/18/04     $   81,929      $  190,929

Robert W. Bass                20,000              1.45%          $10.0625     04/18/04     $   81,929      $  190,929
                              35,000              2.53%          $12.4375     07/28/04     $  177,216      $  412,988

Scott A. Coleman              50,000              3.61%          $10.0625     04/18/04     $  204,822      $  477,323

--------------------------------------------------------------------------------

(1) The Company did not grant any SARs in fiscal 1997.

Aggregate Option Exercises in Fiscal Year 1997 and Year-end Option Values

         The following table discloses all stock options exercised by the Chief Executive Officer and the other executive officers named in the Executive Officer Compensation table for the fiscal year ended September 30, 1997. The values realized in the following table are based on the difference between the market value of the underlying securities at the exercise date or the end of the fiscal year (September 30, 1997) minus the exercise price of the options. The value of unexercised in-the-money options are based on the difference between the market value at the end of the fiscal year and the exercise price of in-the-money options.

                                                             Number of unexercised         Value of unexercised
                                                                  options at              in-the-money options at
                              Shares          Value             1997 year-end                 1997 year-end (1)
                           acquired on      realized      --------------------------     -------------------------
Name of Officer            exercise (#)        ($)        Exercisable/Unexercisable      Exercisable/Unexercisable
---------------            ------------   ------------    ----------- --------------     ----------- -------------
Dirk I. Gates                    --               --         14,236       110,764          $10,677     $200,261

Carl E. Russo                10,000         $160,000         64,652       325,348          $79,999     $196,876

Marc M. Devis                25,831         $428,190         25,904       218,265          $38,389     $219,638

Steven F. DeGennaro          24,587         $215,877         13,735        61,078          $23,680     $ 96,813

Randall H. Holliday           8,000         $111,469         13,833        61,667          $21,625     $ 95,157

Robert W. Bass                2,000         $ 36,500         18,381        89,619          $20,536     $ 70,964

Scott A. Coleman                 --               --         27,083       122,917              --      $115,625

--------------------------------------------------------------------------------
(1) Total value of vested and unvested options based on the market value of the Company's Common Stock on September 30, 1997 ($12.375 per share).

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, CHANGE-IN-CONTROL ARRANGEMENTS AND CERTAIN TRANSACTIONS

         From time to time, the Company has entered into letter employment agreements with certain of its executive officers which have set the officer's base salary and state that options to purchase the Company's Common Stock will be granted to the officer. The Company has entered into indemnification agreements with each of its directors and executive officers. Such agreements require the Company to indemnify such individuals to the fullest extent permitted by law.

         The Company renewed Change in Control Agreements (the "CIC Agreements"), effective October 1, 1997, with each named executive officer of the Company other than the Company's Chief Executive Officer. Each CIC Agreement renews automatically thereafter on an annual basis effective October 1, unless terminated upon written notice by the Company. The CIC Agreement provides that in the event of a Change in Control, as defined, each executive shall receive acceleration of twelve (12) months of vesting under then existing stock options. In addition, upon any involuntary termination of an executive's employment within two years following a Change in Control, or voluntary termination by the executive after a Change in Control and for Good Reason, as defined, the executive is entitled to certain severance payments and entitlements. Such severance payments and entitlements include continuation of payment of base salary, bonuses and benefits, and acceleration of vesting under then existing stock option grants, for a period of one (1) year if termination of employment or resignation for Good Reason occurs within twelve (12) months after the Change in Control, or for a period of six (6) months if termination of employment or resignation for Good Reason occurs within the thirteenth to twenty fourth (13th-24th) month after the Change in Control. A Change in Control is generally defined to be (1) acquisition by a third party of greater than fifty percent (50%) of the voting power of the Company, or (2) a merger, sale of assets, or comparable transaction, which results in a Board of Directors in which the Directors who were members of the Board prior to the event represent less than a majority of the Board of Directors following the event. Good Reason is generally defined as a substantial alteration or reduction in duties and responsibilities, a reduction in salary or bonus eligibility affecting the executive individually (as opposed to across the board reductions impacting all executives equally), reassignment to a different geographic location, or refusal of the successor entity to assume the CIC Agreement.

         The Company purchased an aggregate of 150,000 shares of Common Stock of the Company from J. Kirk Mathews and Sanni Mathews (the "Selling Shareholders") on June 6, 1997, at a price of $14.31777 per share (an aggregate of $2,147,665.50), representing the average closing price of the Company's Common Stock on the Nasdaq National Market over the ten (10) trading days preceding the date of Board of Directors approval of the transaction. J. Kirk Mathews is a director of the Company and Sanni Mathews is his wife.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the Exchange Act") requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the

Company's equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. Executive Officers, directors and greater-than-ten-percent shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during the period from October 1, 1996 to September 30, 1997, two delayed Form 4 filings were made; one each by Kenneth J. Biba and William F. Rosenberger. Each delayed filing involved a single transaction on the part of each individual. Other than these delayed filings, again based solely on its review of copies of such forms received by it or written representations from certain reporting persons, the Company believes that all other filing requirements applicable to its officers, directors and ten percent shareholders were complied with.

                          COMPENSATION COMMITTEE REPORT

         The Compensation Committee of the Board of Directors consists of the independent directors of the Company listed below. The committee is responsible for determining the Company's executive compensation policies at the beginning of each year, including the base salary levels and target incentives for executive officers of the Company. The committee also evaluates the performance of the Company's Chief Executive Officer against the Company's overall objectives and administers the Company's Stock Option Plan and Employee Stock Purchase Plan. The Company's President and Chief Executive Officer, and the Company's Vice President, Human Resources, have provided executive officer background and independent salary survey information from third party providers for the Committee's use.

         The Company's policy is that executive compensation should meet two objectives: (1) to ensure that the compensation and incentives which may be paid to the executive officers are closely aligned with the Company's financial performance and ultimately shareholder value; and (2) to enable the Company to attract and retain, through a competitive compensation structure, those key executives critical to the long-term success of the Company.

         To ensure that the first objective is met, the Committee has provided that a significant portion of officers' total potential annual compensation comes from incentive bonus compensation which may be earned based upon achievement of targeted financial objectives established by the Committee at the beginning of the fiscal year. In addition, significant potential remuneration is tied to the Company's stock price performance, through the grant of stock options to key executive officers. Mr. Gates, the Company's Chief Executive Officer, is a founder of the Company and as such, owned 1,114,802 shares of common stock as of September 30, 1997. This substantial equity interest further ensures that increasing shareholder value is a key element of the total earnings of Mr. Gates.

         The second objective of the overall executive compensation policy is addressed by establishing compensation levels based on consideration of (i) the salaries and total compensation of executive officers in similar positions with comparable companies in its industry, (ii) the Company's financial performance during the past year and (iii) each officer's performance against objectives related to their areas of responsibility. In other words, the Compensation Committee ensures that there is a consistent and reasonable relationship between executive compensation and the value of work performed toward maximizing shareholder profits.

         For fiscal year 1997, the Company's Chief Executive Officer was eligible under the bonus plan for incentive bonuses, at specified targets, of up to 60% of salary based on achievement of specific quarterly financial goals (60% bonus at target). The other executive officers also were eligible for bonus incentives at specified targets ranging up to 50% or 60% of base salary based on quarterly financial goals. For those officers with sales responsibilities, specific sales volume incentives were also established for bonus calculations. The plans provided for higher percentages if targeted goals were exceeded. Under the plans for fiscal year 1997, potential bonus eligibility was measured and calculated based upon quarter on quarter growth in operating income of the Company. The bonus plans applicable to Messrs. Gates, Russo, Devis and Coleman all had specified minimum performance thresholds for bonus eligibility.

         Based on attainment of financial objectives for fiscal year 1997, the Chief Executive Officer received bonuses for fiscal 1997 totaling 50% of base salary (for a total bonus of $142,144). The other executive officers received bonuses ranging from 31%-95% of base salary earned during the fiscal year.

         For fiscal year 1998, the Chief Executive Officer bonus plan provides for a bonus to be based on achievement of specific financial objectives. The total bonus available under the Chief Executive Officer plan is up to 70% of base salary based on achievement of targeted goals. The bonus plan for other executive officers provides for bonuses up to a range of 50% to 65% based on achievement of specified financial and (as applicable) sales goals. The plans provide for higher percentages if targeted goals are exceeded. The bonus plans for fiscal year 1998 will be based upon a combination of quarterly operating income percentages and quarter on quarter sales out unit growth.

         The Committee also considers granting stock options to an executive officer based on a number of factors, including such officer's responsibilities and relative position in the company, any changes in such officer's responsibility and position, special projects within the officer's area of responsibility, and such officer's equity interest in the Company in the form of stock and options held by such individual. Options are granted at the current market price of the Company's common stock on the date of the grant. During fiscal 1997, Mr. Gates received an option grant on April 18, 1997 for 75,000 shares. During fiscal 1997, options for 640,000 shares were granted to the Named Executive Officers as a group.

         No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries.

Compensation Committee: Messrs. Michael F.G. Ashby, Gary J. Bowen, William J. Schroeder and Delbert W. Yocam

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

                             STOCK PERFORMANCE GRAPH

         The following graph compares the change in the Company's cumulative total shareholder return on its Common Stock with the Standard and Poor's 500 Stock Index and the Hambrecht & Quist High Growth Index for the five-year period commencing September 30, 1992 and ending September 30, 1997.


                  SEPT. 30,     SEPT. 30,     SEPT. 30,      SEPT. 30,     SEPT. 30,    SEPT. 30,
                    1992          1993          1994           1995          1996         1997
                  ---------     ---------     ---------      ---------     ---------    ---------
Xircom               $100          $162         $184           $122          $144         $110
S&P 500              $100          $113         $117           $152          $183         $257
H&Q Growth           $100          $131         $132           $220          $264         $278




Note: The Company's return is calculated based on the assumption that $100 was invested on September 30, 1992 at $11.25 per share.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of October 31, 1997, by each person (or group of affiliated persons) who is known by the Company to own beneficially more than 5% of the Company's Common Stock, each director, each executive officer named in the Executive Officer Compensation table, and all current directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.


                        Name and Address                             Number of shares(2)        Percent of Total
                        ----------------                             -------------------        ----------------
Intel Corporation..................................................     2,516,405                     11.1%
   2200 Mission College Boulevard
   Santa Clara, California 95052
Dirk I. Gates (1)..................................................     1,131,642                      5.0%
   2300 Corporate Center Drive
   Thousand Oaks, California 91320
J. Kirk Mathews....................................................       522,702                      2.3%
Michael F.G. Ashby.................................................        12,500                       *
Robert W. Bass.....................................................        23,585                       *
Kenneth J. Biba....................................................        52,700                       *
Gary J. Bowen......................................................        15,000                       *
Scott A. Coleman...................................................        33,644                       *
Steven F. DeGennaro................................................        20,704                       *
Marc M. Devis......................................................        34,141                       *
Randall H. Holliday................................................        21,285                       *
Carl E. Russo......................................................        74,765                       *
William J. Schroeder(3)............................................        22,500                       *
Delbert W. Yocam...................................................         7,500                       *
All current directors and executive officers as a group............     1,972,668                      8.6%

------------------------------------------------------------------------------
 *   Less than 1%

(1) Includes 1,114,802 shares held by the Dirk I. Gates Trust dated October 4, 1994 of which Mr. Gates is Trustee and 16,840 shares subject to outstanding options held by Mr. Gates that were exercisable as of October 31, 1997 or within 60 days of such date.

(2) Includes options to exercise shares of common stock held by the following individuals, and all executive officers and directors as a group, that were exercisable on, or within 60 days after, October 31, 1997, as follows: Mr. Mathews, 15,000; Mr. Ashby, 7,500; Mr. Bass, 21,453; Mr. Biba, 7,500; Mr.
     Bowen, 15,000; Mr. Coleman, 33,333; Mr. DeGennaro, 16,964; Mr. Devis, 32,883; Mr. Holliday, 17,270; Mr. Russo, 73,507; Mr. Yocam, 7,500; and all
     executive officers and directors as a group, 272,250.

(3) Mr. Schroeder's shares are held in the name of William J. Schroeder and Marilee J. Schroeder Revocable Trust. Includes 7,500 shares subject to outstanding options held by Mr. Schroeder that were exercisable as of October 31, 1997 or within 60 days of such date.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters to be submitted to the shareholders at the Annual Meeting. If any other matters properly come before the shareholders at the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                                              By Order of the Board of Directors


                                              /s/ RANDALL H. HOLLIDAY
                                              ----------------------------------
                                              Randall H. Holliday
                                              Secretary

Thousand Oaks, California
December 12, 1997